As filed with the Securities and Exchange Commission on August 11, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DEALERTRACK TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-2336218
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1111 Marcus Ave., Suite M04

Lake Success, New York 11042

Telephone: (516) 734-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary N. Papilsky

Vice President, General Counsel and Secretary

Dealertrack Technologies, Inc.

1111 Marcus Avenue, Suite M04

Lake Success, New York 11042

Telephone: (516) 734-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Paul S. Scrivano, Esq.

O’Melveny & Myers LLP
7 Times Square
New York, New York 11036
Telephone: (212) 326-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share
Total

(1)	Omitted pursuant to General Instruction II.E to Form S-3 under the Securities Act of 1933, as amended (“Securities Act”). An unspecified and indeterminate aggregate initial offering price or number of securities of the identified class is being registered as may from time to time be offered at indeterminate prices. Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional securities as may hereafter be offered or issued with respect to the securities registered hereby resulting from stock splits, stock dividends, recapitalization or similar capital adjustments.
(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis.

PROSPECTUS

Dealertrack Technologies, Inc.

Common Stock

We, or any selling stockholder to be identified in a prospectus supplement, may offer and sell shares of our common stock in amounts and at prices and on terms that will be determined at the time of any such offering.

Each time any shares of our common stock are offered pursuant to this prospectus, we will describe in one or more prospectus supplements to this prospectus the specific manner and terms on which shares of common stock may be offered and sold by us or any selling stockholder. Prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you make your investment decision.

This prospectus may not be used to offer and sell shares of our securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

Shares of our common stock offered by this prospectus and the accompanying prospectus supplement may be offered by us or any selling stockholder directly to investors, to or through underwriters, dealers or other agents, or through a combination of these methods. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

Our common stock is listed for trading on The NASDAQ Global Select Market under the symbol “TRAK.”

Investing in our common stock involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 4 of this prospectus and the “Risk Factors” section contained in the applicable prospectus supplement and in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 11, 2014

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About This Prospectus

This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we or any selling stockholder to be named in a prospectus supplement may offer and sell, from time to time, shares of our common stock in one or more offerings. We or any selling stockholder will also be required to provide a prospectus supplement containing specific information about us or such selling stockholder and the manner and terms on which our common stock is being offered or sold pursuant to the registration statement of which this prospectus forms a part. We may also add, update or change in a prospectus supplement information contained in this prospectus.

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement, including the information incorporated by reference herein or therein as described under “Where You Can Find More Information” and “Information We Incorporate by Reference,” and any free writing prospectus that we prepare and distribute. Neither we nor any selling stockholder has authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, the accompanying prospectus supplement or any such free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Neither we nor any selling stockholder are making offers to sell common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

As permitted under the rules of the SEC, this prospectus incorporates important business information about Dealertrack Technologies, Inc. that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find More Information” and “Information We Incorporate by Reference.”

You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the date on the front of its respective cover, or that any information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context indicates otherwise, the terms “Dealertrack,” “Company,” “we” and “our” in this prospectus refer to Dealertrack Technologies, Inc. and its consolidated subsidiaries.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.

Our Internet address is www.dealertrack.com and the investor relations section of our website is located at http://ir.dealertrack.com. We make available free of charge, on or through the investor relations section of our website, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC and they do not contain all of the information included in the registration statement. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above. Statements in this prospectus or any prospectus supplement concerning any document filed as an exhibit are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

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Information We Incorporate by Reference

We “incorporate by reference” into this prospectus some of the information we file with the SEC, which means that we can disclose important information to you by referring you to those filings. The information incorporated by reference is considered to be a part of this prospectus. Any information contained in future SEC filings that are incorporated by reference into this prospectus will automatically update this prospectus, and any information included directly in this prospectus shall update and supersede the information contained in past SEC filings incorporated by reference in this prospectus.

We incorporate by reference in this prospectus the following documents and information filed by us with the SEC (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 21, 2014;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2014;

•	our Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2014 and June 30, 2014, as filed with the SEC on May 12, 2014, and August 11, 2014, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 13, 2014, March 4, 2014, April 14, 2014, April 17, 2014, June 3, 2014 and August 11, 2014 and our Current Reports on Form 8-K/A filed with the SEC on May 13, 2014 and August 11, 2014; and

•	the description of our common stock contained in Dealertrack’s Registration Statement on Form 8-A as filed with the SEC on December 6, 2005 pursuant to Section 12(g) of the Exchange Act.

We also incorporate by reference any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the completion of the offerings under this prospectus and any prospectus supplement. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus but have not been delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in the document. Requests for such copies should be directed to our Investor Relations department, at the following address:

Dealertrack Technologies, Inc.

1111 Marcus Ave., Suite M04

Lake Success, NY 11042

(516) 734-3600

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Forward-Looking Statements

Certain statements in this prospectus, any prospectus supplement and the documents incorporated herein or therein by reference are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements that do not relate to historical or current facts or matters are forward-looking statements, including statements regarding our future financial position, business strategy, our expectations regarding future operational liquidity, contractual obligations and other commercial commitments and capital requirements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “would,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” and the like, or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. These forward-looking statements involve a number of risks, uncertainties and other factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors which could materially affect such forward-looking statements include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; credit availability; reductions in automotive dealerships; increased competitive pressure from other industry participants, including ADP, AutoTrader, Open Dealer Exchange, Reynolds and Reynolds and RouteOne; the impact of some vendors of software products for automotive dealers making it more difficult for Dealertrack’s customers to use Dealertrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving Dealertrack’s systems or networks; the failure or inability to execute any element of Dealertrack’s business strategy, including selling additional products and services to existing and new customers; Dealertrack’s success in implementing an ERP system; the volatility of Dealertrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that Dealertrack may pursue; Dealertrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital; the impairment of intangible assets, such as trademarks and goodwill; the possibility that the expected benefits of our acquisition of Dealer.com may not materialize as expected; failure to successfully integrate the business, infrastructure and employees of Dealer.com; and other risks listed in Dealertrack’s reports filed with the SEC, including in the section entitled “Risk Factors” in Part 1, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 21, 2014, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Investors are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Forward-looking statements speak only as of the date they are made and we undertake no obligation to revise or update any such forward-looking statements whether as a result of new information, to reflect subsequent events or otherwise, except as required by law. You are advised to consult any additional disclosures we make in our Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K filed with the SEC. We provide a cautionary discussion of selected risks and uncertainties regarding an investment in our common stock in our periodic reports and in other documents that we file with SEC.

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DEALERTRACK TECHNOLOGIES, INC.

Dealertrack’s web-based software solutions and services enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, original equipment manufacturers, third-party retailers, aftermarket providers and other service providers. Dealertrack operates the largest online credit application networks in the United States and Canada. We believe Dealertrack delivers the industry’s most comprehensive solution set for automotive retailers, including:

•	Dealer Marketing solutions, which deliver websites, digital advertising products, and digital marketing offerings to assist dealers in achieving higher lead conversion rates by helping to optimize the number of shoppers to their websites;

•	Dealer Management solutions, which provide independent and franchised dealers with a powerful dealer management system (DMS) featuring easy-to-use tools and real-time data access to enhance their efficiency;

•	F&I solutions, which allow dealers to streamline the in-store and online sales processes as they structure deals from a single integrated platform;

•	Inventory solutions, which deliver vehicle inventory management and transportation offerings to help dealers accelerate used-vehicle turn rates and assist with the facilitation of vehicle delivery;

•	Registration & Titling solutions, which include online and cross-state vehicle registration services; and

•	Collateral Management solutions, which include electronic lien and titling applications and services, title and collateral administration, as well as our digital contracting processing services.

We are a Delaware corporation formed in August 2001. We are organized as a holding company and conduct a substantial amount of our business through our subsidiaries, including Dealertrack Canada, Inc., Dealertrack Digital Services, Inc., Dealertrack, Inc., Dealer Dot Com, Inc., Dealertrack Processing Solutions, Inc., Dealertrack Systems, Inc., Dealertrack Collateral Management Solutions, Inc., General Systems Solutions, Inc., and VINtek, Inc.

Our headquarters are located at 1111 Marcus Avenue, Suite M04, Lake Success, New York 11042 and our telephone number is (516) 734-3600. We maintain a website at www.dealertrack.com. Information on our website is not incorporated into this prospectus or any prospectus supplement.

Risk Factors

Investing in our common stock involves risks. You should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement, before making an investment decision. See “Where You Can Find More Information” and “Information We Incorporate by Reference.”

Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Use of Proceeds

When we offer shares of our common stock, we will describe in a prospectus supplement relating to the shares offered how we intend to use the proceeds from their sale. Pending any specific application, we may temporarily invest funds in short-term investments, including marketable securities. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that shares of common stock are sold by a selling stockholder.

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DESCRIPTION OF CAPITAL STOCK

General

This section summarizes rights of our capital stock, certain provisions of our fifth amended and restated certificate of incorporation, which we refer to as our certificate of incorporation, and our amended and restated by-laws, which we refer to as our by-laws, and certain provisions of applicable law. The following description is only a summary and does not purport to be complete and is qualified by reference to our certificate of incorporation and our by-laws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Information We Incorporate By Reference.”

Authorized Capitalization

Our certificate of incorporation authorizes us to issue up to 175,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share.

As of June 30, 2014, there were issued and outstanding:

•	57,042,962 shares of our common stock issued and 53,793,770 shares of our common stock outstanding;

•	3,249,192 shares of our common stock held as treasury stock;

•	No shares of our preferred stock issued or outstanding; and

•	4,141,380 shares of our common stock issuable upon exercise of outstanding stock options and vesting of outstanding restricted stock units and performance stock units granted to employees, officers and directors.

Common Stock

All holders of shares of common stock are entitled to the same rights and privileges. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock will be, when issued and paid for, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and By-law Provisions

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

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Classified Board of Directors

Our certificate of incorporation divides our board of directors into three classes with staggered three-year terms. In addition, our certificate of incorporation and our by-laws provide that directors may be removed only for cause and only by the affirmative vote of the holders of 75% or more of our outstanding shares of capital stock present in person or by proxy and entitled to vote. Under our certificate of incorporation and by-laws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by the affirmative vote of a majority of our directors then in office, even though less than a quorum of the board of directors. The classification of our board of directors and the limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

Stockholder Action by Written Consent

Our certificate of incorporation and our by-laws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may be taken by written consent in lieu of a meeting only if the action to be effected by such written consent and the taking of such action by such written consent have been previously approved by the board of directors.

Special Meetings of Stockholders

Our by-laws provide that, except as otherwise required by law, special meetings of the stockholders may only be called by our board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

In addition, our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

Amendment of Certificate of Incorporation or By-laws

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our by-laws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least 75% of the votes which all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes which all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation described above under “Special Meetings of Stockholders” or “Advance Notice Requirements for Stockholder Proposals and Director Nominations.”

Blank Check Preferred Stock

Our certificate of incorporation provides that our board of directors has the authority to issue, without stockholder approval, up to 10,000,000 shares of our preferred stock in one or more series, and to fix for each such series the voting powers and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, including, without limitation, terms of redemption, dividend rights, liquidation preference, conversion rights and the number of shares constituting any series and the designation thereof.

The authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock, including rights to acquire preferred stock in connection with implementing a stockholder rights plan, with voting or other rights or preferences that could impede the success of any attempt to change our control.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “TRAK.”

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Selling stockholders

Information regarding selling stockholders, including their identities, the common stock to be registered on their behalf and the amounts to be sold by them, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

Plan of Distribution

We or any selling stockholder may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Legal Matters

The validity of the shares of common stock that may be issued and sold hereunder will be passed upon for us by O’Melveny & Myers LLP, New York, New York.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Casey & Casey NPS, Inc., VINTek, Inc., Customer Focused Marketing, Inc., and Nexteppe Business Solutions, Inc. businesses the registrant acquired as of December 31, 2013, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Dealer Dot Com, Inc. as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, incorporated in this prospectus by reference from Dealertrack Technologies, Inc. Current Report on Form 8-K/A filed with the SEC on August 11, 2014, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon authority as experts in accounting and auditing.

The audited consolidated financial statements of Chrome Data LP as of December 31, 2013 and 2012 and for the two year period ended December 31, 2013 included as Exhibit 99.1 in our Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of BDO Canada LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth fees and expenses payable by the registrant, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby. All amounts set forth below are estimates. All of such expenses will be borne by the registrant, unless otherwise indicated in any prospectus supplement.

Commission registration fee	$	*
Printing fees		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**

Total	$	**

* Because the amount to be registered consists of an unspecified amount of the securities as may from time to time be offered at indeterminate prices, in accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee.

** These fees are calculated based on the shares of common stock offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

As permitted by Section 145 of the Delaware General Corporation Law, the registrant’s certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law. Except to the extent such exemption from liability is not permitted under the Delaware General Corporation Law, the registrant’s certificate of incorporation provides that no director will have personal liability to the registrant or to its stockholders for monetary damages for breach of fiduciary duty as a director.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the by-laws of the registrant provide that:

•	The registrant shall indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law.

•	The registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•	The registrant will not be obligated pursuant to the by-laws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors or brought to enforce a right to indemnification.

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•	The rights conferred in the by-laws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The registrant may not retroactively amend the by-law provisions to reduce its indemnification obligations to directors, officers, employees and agents.

However, these provisions do not eliminate or limit the liability of any of our directors:

•	For any breach of their duty of loyalty to the Company or to the Company’s stockholders;

•	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	For voting or assenting to unlawful payments of dividends or other distributions; or

•	For any transaction from which the director derived an improper personal benefit.

The registrant’s policy is to enter into separate indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and that allow for certain additional procedural protections.

In addition, the registrant has entered into indemnification agreements with some of its directors and officers. The indemnification agreements (i) confirm to officers and directors the indemnification provided to them in the by-laws, (ii) provide officers and directors with procedural protections in the event that they are sued in their capacity as director or officer and (iii) provide additional indemnification rights.

The registrant also maintains directors and officers insurance to insure such persons against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as the Company’s directors or officers, or that may arise out of their status as the registrant’s directors or officers, including liabilities under the federal and state securities laws.

The Stockholders Agreement, dated as of December 19, 2013, between the registrant and certain investors provides for cross-indemnification in connection with registration of the registrant’s common stock on behalf of such investors.

These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. The indemnification agreements (i) confirm to officers and directors the indemnification provided to them in the by-laws, (ii) provide officers and directors with procedural protections in the event that they are sued in their capacity as director or officer and (iii) provide additional indemnification rights.

In connection with an offering of the securities registered hereunder, the registrant may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits.

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index and is incorporated herein by reference.

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Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included by post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lake Success, State of New York on the 11th day of August, 2014.

DEALERTRACK TECHNOLOGIES, INC.

By:	/s/ Eric D. Jacobs
Eric D. Jacobs
Executive Vice President, Chief Financial
and Administrative Officer (Duly
Authorized Officer and Principal Financial
Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark F. O’Neil and Eric D. Jacobs, and each of them acting individually, as his or her attorney in fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark F. O’Neil	Chairman of the Board,	August 11, 2014
Mark F. O’Neil	President and Chief Executive Officer (Principal Executive Officer)

/s/ Eric D. Jacobs	Executive Vice President, Chief	August 11, 2014
Eric D. Jacobs	Financial and Administrative Officer (Principal Financial and Accounting Officer)

/s/ Ann B. Lane	Director	August 11, 2014
Ann B. Lane

/s/ John J. McDonnell, Jr.	Director	August 11, 2014
John J. McDonnell, Jr.

/s/ James David Power II	Director	August 11, 2014
James David Power II

/s/ Howard L. Tischler	Director	August 11, 2014
Howard L. Tischler

/s/ Barry Zwarenstein	Director	August 11, 2014
Barry Zwarenstein

/s/ James Foy	Director	August 11, 2014
James Foy

/s/ Joseph P. Payne	Director	August 11, 2014
Joseph P. Payne

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EXHIBIT INDEX

Exhibit		Incorporated by reference herein
Number	Description	From	Date

1.1	Form of Underwriting Agreement *

4.1	Form of Fifth Amended and Restated Certificate of Incorporation of registrant	Registration Statement on Form S-l, as amended (File No. 333-12694)	October 24, 2005

4.2	Certificate of Amendment of Certificate of Incorporation of registrant	Annual Report on Form 10-K for the year ended December 31, 2012	February 26, 2013

4.3	Form of Amended and Restated By-laws of registrant	Registration Statement on Form S-l, as amended (File No. 333-12694)	October 24, 2005

4.4	Form of Certificate of Common Stock	Registration Statement on Form S-l, as amended (File No. 333-12694)	October 12, 2005

4.5	Stockholders Agreement, dated as of December 19, 2013, among Dealertrack Technologies, Inc. and the stockholders party thereto.	Form 8-K (File No. 000-51653)	December 20, 2013

5.1	Opinion of O’Melveny & Myers LLP	Filed herewith

23.1	Consent of Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Independent Registered Public Accounting Firm	Filed herewith

23.3	Consent of Independent Registered Public Accounting Firm	Filed herewith

23.4	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1 to this Registration Statement)	Filed herewith

24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement)	Filed herewith

* To be filed, if applicable, either by amendment to this registration statement or under cover of a Current Report on Form 8-K to be incorporated by reference in this registration statement.

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